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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                          Date of Report June 2, 1999



                        Commission file number 333-21411

                               _________________


                               ROSE HILLS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                                         13-3915765
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)


                          3888 South Workman Mill Road
                           Whittier, California 90601
              (Address of principal executive offices) (Zip Code)

                                 (562) 692-1212
               Registrant's telephone number, including area code


                                      N/A
(Former name, former address and former fiscal year, if changed since last report)

                               _________________
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ITEM 5. OTHER EVENTS.

On June 1, 1999, the Loewen Group Inc. (Loewen) announced that its Board of Directors authorized it to file a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code, as well as an application for creditor protection under the Companies Creditors Arrangement Act in Canada. Loewen beneficially owns 20.45% of the common stock of Rose Hills Holdings Corp., the parent of the Rose Hills Company (Rose Hills).

Rose Hills and Loewen are parties to an Administrative Services Agreement that entitles Rose Hills to receive from Loewen certain administrative support services, including accounting services, computer, telecommunications, general operations support, legal services, environmental compliance, regulatory compliance, employee training and corporate development. Rose Hills has elected not to use substantially all of the administrative support to which it is entitled under the agreement, electing instead to maintain or procure these services independently. Accordingly, Rose Hills has maintained its own support functions and does not currently anticipate any operational difficulties as a result of Loewen's filings for creditor protection.

Further, Rose Hills does not expect Loewen's filings for creditor protection to have any immediate effect on Rose Hills' liquidity position.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  None


                                   Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 2, 1999


                                          Rose Hills Company


                                           /s/ Kenton C. Woods
                                          --------------------------------
                                               Kenton C. Woods
                                          Senior Vice President, Finance,
                                          Chief Financial Officer,
                                          Secretary and Treasurer